Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Offering Statement on Form 1-A, utilizing Form S-11 format, of Iroquois Valley Farmland REIT, PBC, relating to our audit of the financial statements (enumerated below), and to the reference to our firm under the heading “Experts.”

1.	Report dated April 14, 2023 related to our audit of the financial statements of Iroquois Valley Farmland REIT, PBC as of and for the years ended December 31, 2022 and 2021

Auburn Hills, Michigan

May 18, 2023